Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-184003, 333-190739, and 333-193790 on Form S-8 of our report dated February 28, 2014, relating to the consolidated financial statements and financial statement schedule of Trulia, Inc. (the “Company”) appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

May 22, 2014